UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SpartanNash Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

       On April 18, 2022, SpartanNash Company (the “Company”) published a communication to the Company’s Associates from Tony B. Sarsam, the Company’s President and Chief Executive Officer. A copy of that communication can be found below.

Annual Shareholders Meeting Update: April 18, 2022

As promised, here’s the latest update on our Annual Meeting of Shareholders, currently scheduled for June 9. To quickly summarize, two activist investment firms (Macellum and Ancora) are attempting to elect their own nominees to the Company’s Board of Directors in opposition to three of our Board’s nominees.

Today, we filed our definitive proxy statement with the U.S. Securities and Exchange Commission and issued a press release that includes a letter to shareholders. From now until the Annual Meeting, we will be directly soliciting votes from our shareholders, asking them to vote on our WHITE proxy card “FOR” all of SpartanNash’s highly qualified director nominees.

Many SpartanNash Associates are also shareholders, so in addition to regular internal updates from me, those of you who are shareholders will be receiving communications from SpartanNash and may also receive communications from the activist investors.

As I mentioned previously, throughout this process, we are committed to keeping you informed about the proxy contest. I’ve included an FAQ and Glossary of Terms attached to this article to help familiarize everyone with the process. We have also developed an informational shareholder website that we encourage you to visit: SpartanNashTransformation.com.

This is an exciting time for SpartanNash. We are making great strides in building a People First culture and executing our Master Action Plan. Each of you is making this happen every day, delivering outstanding results for our customers and shareholders alike.

Thank you for everything you do!

Tony

Proxy Contest FAQ

1.	When is the Annual Meeting?

The Annual Meeting is scheduled for Thursday, June 9, 2022, at 10 a.m. ET.

2.	What will happen at the Annual Meeting?

At the Annual Meeting, SpartanNash shareholders will vote on, among other proposals set forth in the Company’s proxy statement, the election of the Company’s Board of Directors for the upcoming year. Shareholders as of the close of business on the record date, April 11, 2022, are entitled to vote at the Annual Meeting. If you were a shareholder as of the record date (even if you subsequently sold your shares), we encourage you to vote promptly online, by phone, or by mail using the instructions on the WHITE proxy card or voting instruction form you receive from the Board. You may also vote at the Annual Meeting if you register in advance.

SpartanNash intends to announce preliminary voting results at the Annual Meeting. SpartanNash will publicly report the official results of the election on a Form 8-K as soon as practicable after the Annual Meeting.

3.	Do you expect the proxy contest to be resolved before the Annual Meeting?

Anything is possible. SpartanNash has attempted to work with Macellum and Ancora (together, the “Investor Group”) to reach a constructive resolution that serves the best interests of all shareholders, and we remain open to good new ideas.

4.	How can I vote to support the Company's slate of directors?

If you were a shareholder as of the record date for the Annual Meeting, you should expect to receive a WHITE proxy card or voting instruction form shortly. To elect SpartanNash’s nominees, we encourage you to vote the WHITE proxy card or voting instruction form as soon as you receive it. No matter how many or how few shares you own, your vote is extremely important.

There are specific instructions on the WHITE proxy card outlining how to cast your vote if you are a shareholder of record. We encourage you to vote by Internet, by telephone or by signing, dating, and returning the WHITE proxy card that is enclosed with the Company’s proxy statement using the postage-paid envelope provided.

If your shares are registered in the name of a bank, broker or other nominee, you will receive voting instructions from your broker that you must follow to direct your broker how to vote your shares.

Please vote all WHITE proxy card or instruction forms for all of your accounts if you receive multiple WHITE proxy cards to ensure that each account is voted. Please disregard, and do not return or vote, any blue proxy cards or instruction forms you receive from the Investor Group. Please note that voting to “withhold” with respect to any of the Investor Group’s nominees on a blue proxy card will revoke any WHITE proxy card you previously submitted.

5.	How is a proxy contest conducted?

In the coming months, the Company and the Investor Group will use proxy materials, including a proxy statement, letters, press releases and presentations, among other things, to communicate with shareholders and obtain their support. These materials contain information about the proposals to be considered at the meeting and instructions on how to vote. Proxy materials generally must be filed with the Securities and Exchange Commission (“SEC”).

You will likely receive multiple mailings from each side (SpartanNash and the Investor Group), and each mailing will include a proxy card with instructions about how to submit your vote. Importantly, only the latest dated proxy card that you vote will count.

SpartanNash is using a WHITE proxy card. We urge you to promptly vote online, by phone, or by mail using the instructions on the Board’s WHITE proxy card and not to return or otherwise vote any blue proxy card sent to you by the Investor Group. This is because if you vote on the Investor Group’s blue proxy card – even if you vote to “withhold” on their nominees – it will revoke any WHITE proxy card you previously submitted for those shares.

If you have any questions or need assistance voting, please call Morrow Sodali LLC, the proxy solicitor assisting us with the Annual Meeting, toll-free at 1 (800) 662-5200.

6.	When will the proxy contest be over?

The solicitation of proxies for the 2022 Annual Meeting will continue through the closing of the polls at the meeting itself on June 9, 2022. If you are a shareholder, you can expect to continue to receive numerous communications and proxy cards from the Company throughout this process, and you may also receive communications from the Investor Group.

7.	How many proxy cards will I receive? Do I need to vote all of them?

Many shareholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. It is very important that you take care to submit a vote for each account in which you hold shares. Additionally, we may choose to send a proxy card to you each time we send you a letter or other information. So, you may receive many proxy cards throughout the campaign.

To ensure that your vote is counted, we encourage you to vote every WHITE proxy card or voting instruction form that you receive, even if you have already voted. Only the latest dated proxy you submit will be counted. We also urge you not to return or otherwise vote any blue proxy card sent to you by the Investor Group. This is because if you vote on the Investor Group’s blue proxy card – even if you vote to “withhold” on all their nominees – it will revoke any WHITE proxy card or voting instruction form you previously submitted for those shares.

If you have any questions or need assistance voting, please call Morrow Sodali LLC, the proxy solicitor assisting us with the Annual Meeting, toll-free at 1 (800) 662-5200.

8.	What should I tell others (customers, business partners, etc.) who ask me about the proxy contest?

You can let them know that this situation has no impact on our day-to-day operations and that we remain focused on taking care of our customers and carrying out our strategy.

9.	What should I do if I am questioned by shareholders or members of the news media?

The Company will respond to shareholder, media and other inquiries appropriately. It is important for us to speak with one voice, and only authorized Associates may speak on the Company’s behalf. Consistent with our usual policy, please refer any such calls to press@spartannash.com.

Glossary of Terms

INDEPENDENT INSPECTOR OF ELECTIONS: A professional services organization specializing in independent tabulation and certification of voting results for corporations. The Inspector is a neutral party who makes sure that voting at the meeting is conducted fairly.

PROXY: A proxy is a written authorization given by a shareholder for another eligible party, such as the company’s Board, to cast the shareholder’s vote on his/her behalf at a shareholder meeting. A proxy permits an eligible voter to vote without being present at the actual meeting. Shareholders provide a proxy by signing, dating and returning a proxy card or by submitting their proxy by telephone or online. Shareholders can indicate exactly how they want their shares voted. SpartanNash is recommending that its shareholders vote FOR the Board’s nominees on the WHITE Proxy Card.

PROXY CONTEST: A proxy contest occurs when two opposing parties solicit proxies from a company’s shareholders to vote on the election of directors or a particular shareholder proposal. These solicitations are governed by the SEC proxy rules. Each side uses a different proxy card. In this case, the Company is using the WHITE Proxy Card, while the activist investors are using the Blue Proxy Card. This event is known as a proxy contest, or “fight,” because each party’s goal is to receive more shareholder votes than the other party.

PROXY SOLICITATION: An effort by the Board of Directors or an opposing party to obtain shareholders’ support for a particular action by seeking their authority to vote on their behalf at a shareholder meeting.

PROXY SOLICITOR: A specialist firm hired to solicit and gather proxy votes on behalf of one party or the other. SpartanNash’s proxy solicitor is Morrow Sodali LLC.

PROXY STATEMENT: A filing with the SEC that provides information about the Company and the topics that will be addressed at the Company’s Annual Meeting, which this year include the election of nine directors, advisory approval of the Company’s named executive officer compensation, approval of the SpartanNash Company Associate Stock Purchase Plan of 2022, including the reservation of 300,000 shares for issuance thereunder, and ratification of the selection of Deloitte & Touche LLP as the Company’s independent certified public accounting firm for the fiscal year ending December 31, 2022 and any other business that may properly come before the meeting.

RECORD DATE: Date on which a shareholder must own shares in order to be entitled to vote at the Annual Meeting.

SEC: The Securities and Exchange Commission is a government agency that regulates securities and markets. In a proxy contest, the SEC reviews filings and public communications to ensure the free and accurate flow of information so shareholders can make informed decisions in investing and voting their shares.

Forward-Looking Statements

The matters discussed in this communication include "forward-looking statements" about the plans, strategies, objectives, goals or expectations of the Company. These forward-looking statements are identifiable by words or phrases indicating that the Company or management “expects,” “anticipates,” “plans,” “believes,” or “estimates,” or that a particular occurrence or event “may,” “could,” “should,” “will” or “will likely” result, occur or be pursued or “continue” in the future, that the “outlook” or “trend” is toward a particular result or occurrence, that a development is an “opportunity,” “priority,” “strategy,” “focus,” that the Company is “positioned” for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date made. There are many important factors that could cause actual results to differ materially. These risks and uncertainties include the Company's ability to compete in the highly competitive grocery distribution, retail grocery and military distribution industries; disruptions associated with the COVID-19 pandemic; the Company's ability to manage its private brand program for U.S. military commissaries; the Company's ability to implement its growth strategy; the ability of customers to fulfill their obligations to the Company; the Company's dependence on certain major customers, suppliers and vendors; disruptions to the Company's information security network; instances of security threats, severe weather conditions and natural disasters; impairment charges for goodwill and other long-lived assets; the Company’s ability to successfully manage leadership transitions; the Company's ability to service its debt and to comply with debt covenants; interest rate fluctuations; changes in the military commissary system, including its supply chain, or in the level of governmental funding; product recalls and other product-related safety concerns; labor relations issues and rising labor costs; changes in government regulations; and other risks and uncertainties listed under “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to the Company or that the Company currently believes are immaterial also may impair its business, operations, liquidity, financial condition and prospects. The Company undertakes no obligation to update or revise its forward-looking statements to reflect developments that occur or information obtained after the date of this communication.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s shareholders for the Company’s 2022 annual meeting of shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Investor Relations” section of our website, www.spartannash.com, or by contacting SpartanNashIR@icrinc.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.